Exhibit 99.1

NEWS RELEASE

Contact: Brainerd Communicators, Inc.
Jennifer Gery (media)
Mike Smargiassi/Brad Edwards (investors)
212.986.6667
Investor_relations@edcllc.com
(NASDAQ: EDCI)

Entertainment Distribution Company Announces Appointment of
Robert L. Chapman to its Board of Directors

NEW YORK—November 6, 2007— Entertainment Distribution Company (Nasdaq: EDCI), (the “Company”) a global and independent provider of supply chain services to the home entertainment market, today announced that Robert Chapman, Jr. has joined the Board of Directors as an independent director.  Mr. Chapman is Managing Member of Los Angeles, CA-based Chapman Capital L.L.C., an investment advisor focusing on activist and turnaround investing.  Prior to founding Chapman Capital in 1996, Mr. Chapman co-managed the Value Group within Scudder Stevens & Clark, which followed employment with NatWest Securities USA and Goldman, Sachs & Co.

“We are pleased to welcome Bob to the Board,” commented Mr. Bailey, Chairman of the Company. “Despite a year and a half of vigorous debate between the Company and Chapman Capital, we have both concluded that we were pursuing the same goal of enhancing shareholder value, and we are now aligned in executing on that goal. Bob brings a number of complementary strengths to the Board that will be valuable as we continue to evaluate all strategic alternatives, not only for EDC but also for the parent company's cash and tax losses.”

Mr. Chapman commented, “Significant independent owner representation on public company boards of directors is the strongest form of corporate governance. EDC’s entire Board of Directors should be commended for proactively taking open-minded, diligent steps to distinguish between how Chapman Capital’s deportment would differ with its managing member working as EDC co-director vs. activist outside shareholder. Particularly given EDC’s current market valuation, this new partnership should help transition the Company into its next corporate form.”

About Entertainment Distribution Company
Entertainment Distribution Company, Inc. (NASDAQ: EDCI) is a global and independent provider of supply chain services to the home entertainment market. EDC serves every aspect of the manufacturing and distribution process and is one of the largest providers in the industry. Its clients include some of the world’s best-known music, movie and gaming companies. Headquartered in New York, EDC’s operations include

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manufacturing and distribution facilities throughout North America and in Hannover, Germany, and a manufacturing facility in Blackburn, UK. For more information, please visit www.edcllc.com.

Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers;  potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.  The Company assumes no obligation to update any forward-looking statements and does not intend to do so except where legally required.

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